N        E        W        S                          R        E        L        E        A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL YEAR 2011 FIRST QUARTER

 Company Confirms Earnings Per Share Goal of $1.27 – $1.31 for Fiscal Year 2011;
Reduces Revenue Growth Goal to Reflect Current Reduced
Physician Office Visits and Utilization Trends

First Quarter Highlights:
•	Consolidated net sales decrease of 3.0%
o	Physician Business net sales decrease of 1.8%, excluding prior year H1N1-related sales
o	Elder Care Business net sales growth of 0.5%
•	Consolidated operating income growth of 16.6%
•	Consolidated operating margin growth of 89 basis points to 5.3%
o	Physician Business operating margin of 8.4%
o	Elder Care Business operating margin of 5.2%
•	Consolidated earnings per diluted share of $0.24
•	Consolidated cash flow from operations of $26.9 million

Jacksonville, Florida (July 28, 2010) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal 2011 first quarter ended July 2, 2010.

-MORE-

PSSI Reports Results For Fiscal 2011 First Quarter

July 28, 2010

Net sales for the three months ended July 2, 2010, were $478.9 million, a decrease of 3.0%, compared with net sales of $493.6 million for the three months ended June 26, 2009.  Net sales for the three months ended July 2, 2010, for the Physician Business decreased by 4.3% (1.8% decrease excluding H1N1-related product sales in last year’s first quarter) and increased by 0.5% for the Elder Care Business.  Income from operations for the three months ended July 2, 2010, was $25.3 million compared with income from operations for the three months ended June 26, 2009, of $21.6 million.  Net income for the three months ended July 2, 2010, was $13.8 million, or $0.24 per diluted share, compared with net income for the three months ended June 26, 2009, of $13.3 million, or $0.23 per diluted share.

Gary A. Corless, President and Chief Executive Officer, commented, “A discernable slowdown in utilization in the office-based physician market contributed to weaker-than-expected revenue in our fiscal year first quarter, which was slightly offset by successful execution of our key strategies.  We have adjusted our consolidated revenue goal for fiscal year 2011 to a range of -1% to 1% for same day sales to reflect current physician market uncertainty.  Our customers are benefitting from our solutions designed to help them improve clinical outcomes and practice more effectively and efficiently.  We maintain strong fundamentals and competitive positions in both of our businesses, with increasing margins and solid cash flow generation, and we remain confident in our ability to achieve our earnings goal of $1.27 – $1.31 per diluted share.”

David M. Bronson, Executive Vice President and Chief Financial Officer, added, “The Company’s focus on solving our customers’ biggest problems, while at the same time improving our own margins, continues to drive growth in profitability and cash flow.  We see sufficient opportunities, even in this difficult economy, to achieve our original earnings per share growth targets.  We have the financial resources and the management expertise and focus to continue to execute on these opportunities.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2011 first quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info on July 29, 2010, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2011 First Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.”  If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services, including decreased demand as a result of reduced physician office visits and utilization; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the presidential administration's health care policies; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

-MORE-

PSSI Reports Results For Fiscal 2011 First Quarter

July 28, 2010

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended
	July 02,	June 26,
	2010	2009
Net sales	$478.9	$493.6
Cost of goods sold	331.1	347.6
Gross profit	147.8	146.0
General and administrative expenses	90.0	91.6
Selling expenses	32.5	32.8
Income from operations	25.3	21.6

Other (expense) income:
Interest expense	(4.1)	(4.3)
Interest income	0.1	0.1
Other income	0.5	4.1
Other expense	(3.5)	(0.1)

Income before provision for income taxes	21.8	21.5
Provision for income taxes	7.9	8.2
Net income	13.9	13.3
Net income attributable to noncontrolling interest	0.1	-
Net income attributable to PSS World Medical, Inc.	$13.8	$13.3

Earnings per common share attributable to PSS World Medical, Inc.:
Basic	$0.25	$0.23
Diluted	$0.24	$0.23

Weighted average shares (in thousands):
Basic	56,093	58,380
Diluted	57,924	58,859

-MORE-

PSSI Reports Results For Fiscal 2011 First Quarter

July 28, 2010

PSS World Medical, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	July 02,	April 02,
	2010	2010

ASSETS
Current Assets:
Cash and cash equivalents	$59.1	$52.8
Accounts receivable, net	222.5	227.9
Inventories	217.5	218.9
Prepaid expenses and other	42.9	42.1
Total current assets	542.0	541.7

Property and equipment, net	103.7	105.2

Other Assets:
Goodwill	124.3	121.8
Intangibles, net	25.2	24.5
Other	77.5	78.9
Total assets	$872.7	$872.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$125.2	$124.0
Accrued expenses	37.8	50.3
Revolving line of credit and current portion of long-term debt	1.2	0.9
Other	25.6	10.9
Total current liabilities	189.8	186.1
Long-term debt, excluding current portion	189.7	187.9
Other noncurrent liabilities	77.7	90.1
Total liabilities	457.2	464.1

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized,
56,782,946 and 57,168,296 shares issued and outstanding
at July 2, 2010 and April 2, 2010, respectively	0.6	0.6
Additional paid-in capital	153.1	162.5
Retained earnings	258.7	244.9
Total PSS World Medical, Inc. shareholders' equity	412.4	408.0
Noncontrolling interest	3.1	-
Total equity	415.5	408.0
Total liabilities and equity	$872.7	$872.1

-MORE-

PSSI Reports Results For Fiscal 2011 First Quarter

July 28, 2010

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	July 02,	June 26,
	2010	2009
Cash Flows From Operating Activities:
Net income	$13.9	$13.3
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	5.9	5.2
(Benefit) provision for deferred income taxes	(0.4)	0.1
Noncash compensation expense	2.7	6.0
Amortization of intangible assets	1.4	1.3
Provision for doubtful accounts	0.2	1.2
Provision for deferred compensation	0.4	0.3
Amortization of debt discount and issuance costs	2.3	2.2
Gain on sale of available for sale securities	-	(3.6)
Changes in operating assets and liabilities, net of effects
from business combinations:
Accounts receivable, net	6.4	(1.0)
Inventories	1.4	11.9
Prepaid expenses and other current assets	(1.1)	(5.1)
Other assets	(1.9)	(0.3)
Accounts payable	1.0	6.3
Accrued expenses and other liabilities	(5.3)	7.1
Net cash provided by operating activities	26.9	44.9

Cash Flows From Investing Activities:
Capital expenditures	(4.3)	(7.6)
Payment for investment in variable interest entity, net of cash	(3.3)	-
Payments for business acquisitions, net of cash acquired	(0.1)	(2.1)
Proceeds from sale of available for sale securities	-	10.6
Other	(0.3)	(0.1)
Net cash (used in) provided by investing activities	(8.0)	0.8

Cash Flows From Financing Activities:
Purchase and retirement of common stock	(13.1)	-
Proceeds from exercise of stock options	0.3	1.6
Excess tax benefits from share-based compensation arrangements	0.5	0.5
Payments under capital lease obligations	(0.3)	(0.2)
Net cash (used in) provided by financing activities	(12.6)	1.9

Net increase in cash and cash equivalents	6.3	47.6
Cash and cash equivalents, beginning of period	52.8	82.0
Cash and cash equivalents, end of period	$59.1	$129.6